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                                                                    EXHIBIT 10.4


                                AMENDMENT TO THE
               AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN
                                     AND THE
          AMENDED AND RESTATED 2005 INDEPENDENT DIRECTORS COMPENSATION
                                      PLAN
                                       OF
                           WELLS TIMBERLAND REIT, INC.

         This Amendment to the Amended and Restated 2005 Long-Term Incentive Plan (the "Plan") and the Amended and Restated 2005 Independent Directors Compensation Plan (the "Independent Director Plan") of Wells Timberland REIT, Inc. (formerly Wells Timber Real Estate Investment Trust, Inc.), is hereby adopted this 15th day of December, 2006, by the Board of Directors of Wells Timberland REIT, Inc. (the "Company").

         WHEREAS, the Company adopted the Plan and the Independent Director Plan for the purposes set forth therein; and

         WHEREAS, pursuant to Article 16 of the Plan and Section 7.1 of the Independent Director Plan, the Board of Directors of the Company has the right to amend the Plan and the Independent Director Plan, respectively, with respect to certain matters; and

         WHEREAS, the Board of Directors has approved and authorized this Amendment to the Plan and the Independent Director Plan;

         NOW, THEREFORE, the Plan and the Independent Director Plan are hereby amended, effective as of the date hereof, in the following particulars:

         1. All references to Wells Timber Real Estate Investment Trust, Inc. in the Plan and the Independent Director Plan are hereby replaced with references to Wells Timberland REIT, Inc. The definition of the term "Company" in section 2.1(i) of the Plan and Section 2.1 of the Independent Director Plan in each case is deleted in its entirety and replaced with the following:

         "COMPANY" means Wells Timberland REIT, Inc., a Maryland corporation, or any successor corporation.



         2. Article 15 is deleted in its entirety and replaced with the following:

                                   "ARTICLE 15
                          CHANGES IN CAPITAL STRUCTURE

         15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the




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Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

         15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

         15.3 GENERAL. Any discretionary adjustments made pursuant to this
Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options."

         All other provisions of the Plan and the Independent Director Plan shall remain the same.


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         IN WITNESS WHEREOF, Wells Timberland REIT, Inc., by a duly authorized officer, has executed this Amendment to the Plan and the Independent Director Plan, this 15th day of December 2006.


                                    WELLS TIMBERLAND REIT, INC.

                                    By:    /s/ Douglas P. Williams
                                           --------------------------------
                                    Name:  Douglas P. Williams
                                    Title: Executive Vice President



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